ELECTIONS - BOI #58 SAMPLE LT

Investor ID Number

ELECTION FORM AND LETTER OF TRANSMITTAL
THIS FORM MUST BE RECEIVED BY BNY MELLON SHAREOWNER SERVICES
NO LATER THAN 5:00 P.M., NEW YORK, NY TIME, ON [ ] IN ORDER TO BE VALID.

I/we the undersigned, surrender to you for exchange the share(s) identified below. I/we certify that I/we have complied with all requirements as stated in the instructions on the reverse side, was/were the registered holder(s) of the shares of Cornell Companies, Inc. stock represented by the enclosed certificates have full authority to surrender these certificate(s), and give the instructions in this Transmittal Form and warrant that the shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances.

PLEASE CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER (TIN) BY COMPLETING THE INFORMATION IN BOX NUMBER 7 ON THE REVERSE SIDE.

PLACE AN X IN ONE ELECTION BOX ONLY

2 ☐ All Cash Election Only

3 ☐ All Stock Election Only

(SHARES ELECTED FOR CASH)

4 ☐ Mixed Election ☐☐☐☐☐☐☐☐ ● ☐☐☐☐

WHOLE SHARES FRACTIONS

Note: Remaining shares are elected for stock.

5 ☐ No Preference

1 ***Signature:*** This form **must** be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X ______________________ | ________ | ________

Signature of Stockholder | Date | Daytime Telephone #

X ______________________ | ________ | ________

Signature of Stockholder | Date | Daytime Telephone #

If you cannot produce some or all of your **Cornell Companies, Inc.** stock certificates, you must obtain a lost instrument open penalty surety bond. Please see the reverse side of this form for instructions.

Please complete the back if you would like to transfer ownership or request special mailing.

6 AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S) AND AGREEMENT OF INDEMNITY

Investor ID Number

THIS AFFIDAVIT IS INVALID IF A CHECK IS NOT INCLUDED AND IF THE AFFIDAVIT IS NOT SIGNED AND NOTARIZED BELOW. NOTE: FOREIGN OWNERS MUST also include **Apostille seal or legal equivalent.**

TOTAL SHARES **LOST** ☞	
Please Fill In Certificate No(s). if Known	Number of Shares
Attach separate schedule if needed	

By signing this form I/We or myself/ourselves swear, depose and state that: I/We or myself/ourselves am/are the lawful owner(s) of the certificate(s) hereinafter referred to as the "securities" described in the Letter of Transmittal. The securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/We or myself/ourselves have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the securities, as outlined in the Letter of Transmittal, without the surrender of the original(s), and also to request and induce Federal Insurance Company to provide suretyship for me/us to cover the missing securities under its Blanket Bond # 8302-00-67. I/We or myself/ourselves hereby agree to surrender the securities for cancellation should I/We or myself/ourselves, at any time, find the securities.

I/We or myself/ourselves hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the Surety), BNY Mellon Shareowner Services, **Cornell Companies, Inc., The GEO Group, Inc., etc., all their subsidiaries and any other party to the transaction,** from and against any and all loss, costs, and damages including court costs and attorney's fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the securities without requiring surrender of the original securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach or failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred, I/We or myself/ourselves agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond # 8302-00-67 underwritten by Federal Insurance Company.

Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

X Signed by Affiant (stockholder) ______________________ on this (date) ______________________

(Deponent) (Indemnitor) (Heirs Individually) Month Day Year

Social Security # ______________ Date ______________ Notary Public ______________

Lost Securities Surety Premium/Service Fee Calculation

The following formula should be used to calculate the surety premium, if any, and service fee that you must submit with this form.

1. Calculate the share value of the lost shares by multiplying the number of shares that are lost by the Cash Rate:

- *Enter number of share(s) lost ______________ X (Cash Rate) $XXXXX.XX = $______________* ***share value***
- ***If the share value exceeds $500,000, or if the shareholder is foreign and the share value exceeds $100,000, do not complete this affidavit. Complete only the Transmittal Form and contact BNY Mellon Shareowner Services regarding the lost certificate(s).***

2. Only calculate a Surety Premium if the share value exceeds $3,000.00, otherwise enter zero (0) on the Surety Premium line below.

- *The surety premium equals 1% (.01) of the share value noted in line 1 above: $__________ X (1%) or (.01) = ...$______________* ***Surety Premium***

3. Add the service fee based on the share value fee guide noted below...$______________ Service Fee

- *If the share value is less than or equal to $250.00, the Service Fee = $50.00*
- *If the share value is greater than $250.00 but less than or equal to $3,000.00, the Service Fee = $100.00*
- *If the share value is greater than $3,000.00, the Service Fee = $200.00*

4. Total amount due (add lines 2 & 3)...$______________ Total Amount

Please enclose a money order, certified check or cashiers' check for the required amount, made payable to BNY Mellon Shareowner Services.

❼ SUBSTITUTE FORM W-9 – Department of the Treasury, Internal Revenue Service
Payer's Request for Taxpayer Identification Number (TIN)

Part 1 – PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER ("TIN") IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW

➔ FILL IN the space below.

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), **and**
2. I am not subject to backup withholding because: **(a)** I am exempt from backup withholding, or **(b)** I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or **(c)** the IRS has notified me that I am no longer subject to backup withholding, **and**
3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

EXEMPT PAYEE ☐

Please check appropriate box:

Individual/Sole proprietor ☐

Corporation ☐ Partnership ☐

Limited liability company ☐

Enter the tax classification D=disregarded entity ☐

C=corporation ☐ P=partnership ☐

☐ Other ▶ ____________

Signature ____________________ Date __________

❽ Special Transfer Instructions and Signature Guarantee Medallion

If you want your **The GEO Group, Inc.** stock, check for fractional shares, and/or check for cash to be issued in **another name**, fill in this section with the information for the new account name.

Name (Please Print First, Middle & Last Name) ____________ (Title of Officer Signing this Guarantee) ____________

Address (Number and Street) ____________ (Name of Guarantor - Please Print) ____________

(City, State & Zip Code) ____________ (Address of Guarantor Firm) ____________

(Tax Identification or Social Security Number) ____________

❾ Special Mailing Instructions

Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.

Mail certificate(s) and check(s) to:

Name (Please Print First, Middle & Last Name) ____________

Address (Number and Street) ____________

(City, State & Zip Code) ____________

INSTRUCTIONS FOR COMPLETING THE STOCK TRANSMITTAL FORM

❶ Sign, date and include your daytime telephone number in this Transmittal form in Box 1 and after completing all other applicable sections return this form and your stock certificates in the enclosed envelope.

❷ If you are electing to receive all your shares in cash, please check this box only.

❸ If you are electing to receive all your shares in stock, please check this box only.

❹ If you are electing to receive your shares in both cash and stock, please check this box and indicate the number of shares you would like to receive in cash. The remaining shares presented will be received in stock.

❺ If you do not have a preference to receive your shares in cash or stock, please check this box only.

❻ If you cannot produce some or all of your **Cornell Companies, Inc.** stock certificates, you must obtain a lost instrument open penalty surety bond and file it with Mellon. To do so through Mellon's program with Federal Insurance Company, complete Box 6 on the front side of this form, including the lost securities premium and service fees calculations, and return the form together with your payment as instructed. *Please print clearly.* Alternatively, **you may obtain a lost instrument open penalty surety bond from an insurance company of your choice that is rated A+XV or better by A. M. Best & Company.** In that instance, you would pay a surety premium directly to the surety bond provider you select and you would pay Mellon its service fee only. Please contact us at the number provided below for further instructions on obtaining your own bond.

❼ **PLEASE SIGN IN BOX 7 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER** if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 7 and sign to certify. Please note that BNY Mellon Shareowner Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non - U.S. Taxpayer, please complete and return form W-8BEN.

❽ If you want your The GEO Group, Inc. stock, check for fractional shares, and/or check for cash to be issued in another name, complete the Special Transfer Instructions in Box 8. Signature(s) in Box 8 must be medallion guaranteed.

❾ Fill in Box 9 if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.

HOW TO CONTACT BNY MELLON SHAREOWNER SERVICES

By Telephone – 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico:
1-XXX-XXX-XXXX (Toll Free)
From outside the U.S.:
1-XXX-XXX-XXXX (Collect)

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:

BNY Mellon Shareowner Services
Attn: Corporate Action Dept., 27th Floor
P.O. Box XXXX
South Hackensack, NJ 07606

By Overnight Courier or By Hand:

BNY Mellon Shareowner Services
Attn: Corporate Action Dept., 27th Floor
480 Washington Boulevard
Jersey City, NJ 07310